EXHIBIT NO. 32.1
Form 10-KSB
Diasense, Inc.
File No. : 026504

                   CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                      OF THE SARBANES-OXLEY ACT OF 2002 -
              CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report of Diasense, Inc (Company) on Form 10-KSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Glenn A Little Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: January 8, 2007                         By: Glenn A Little
       ---------------                            ------------------------------
                                                                  Glenn A Little
                                                     Chief Executive Officer and
                                                         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Diasense, Inc and will be retained by Diasense, Inc and furnished to the Securities and Exchange Commission or its staff upon request.